Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts—Trilogy Advisors Baby Boom Economy Portfolio, 2004 Series B and Trilogy Advisors Global Communications Portfolio, 2004 Series B:

We consent to the use of our report dated September 13, 2004, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus.

New York, New York

September 13, 2004